UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55300

Delaware	98-0681092
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1321 King Street, Suite 1
Bellingham, WA 98229
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (360) 685-4206

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240. 12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On August 7, 2017, Laurie A. Hawkes submitted to eXp World Holdings, Inc. (the “Company”) her resignation as a member of our Board of Directors (the “Board”), effective as of 5:00pm Pacific Daylight Time on August 9, 2017. The resignation of Ms. Hawkes did not involve any matter related to the Company’s operations, policies or practices, her experience while serving on the Board or any disagreement with the Board or management team.

Director Appointment

Effective as of August 9, 2017, the Board appointed Suzy Truax to fill a vacancy on the Board. Ms. Truax has not yet been appointed as a member of any committee of the Board.

Ms. Truax brings to the Board 15 years of experience in the real estate industry. Since March 2017, she has served as the Chief Executive Officer and Founder of The Smart Move Realty Group, a brokerage powered by eXp Realty. From April 2016 to March 2017, Ms. Truax served as Chief Executive Officer of Keller Williams Realty in San Carlos, California, and from November 2015 to May 2016, she served as Productivity Coach and a real estate professional with Keller Williams Realty in San Francisco, California. From September 2014 to November 2015, Ms. Truax served as a real estate professional with Alain Pinel Realtors in the San Francisco Bay Area. From May 2013 to September 2014, she served as a Realtor with Berkshire Hathaway and Fox & Roach Realtors in Blue Bell, Pennsylvania and Cape May County, New Jersey. Previously, from February 2011 to December 2012, she served as Vice President and Realtor with Coldwell Banker Realty Corp. Associates. Ms. Truax is a licensed Realtor in the San Francisco Bay Area, Greater Philadelphia, South New Jersey and Florida. She is a graduate of Colorado State University.

The Board concluded that Ms. Truax’s experience as both a Realtor and having management roles in various brokerages across the United States, in addition to her role on eXp’s Agent Advisory Council, made her appointment to the Board appropriate. There is no family relationship between Ms. Truax and any of the Company’s current directors, executive officers or persons nominated or charged to become directors or executive officers, or those of the Company’s subsidiaries. There are no transactions between the registrant and Ms. Truax that would require disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2017

EXP WORLD HOLDINGS, INC.

By:	/s/ Alan Goldman
Alan Goldman Chief Financial Officer

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